EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS





The Board of Directors
OnSpan Networking, Inc.
(formerly known as Network Systems International, Inc.):

We consent to incorporation by reference in the Registration Statement (No. 333-34006) on Form S-8 of OnSpan Networking, Inc. (formerly known as Network Systems International, Inc.) of our report dated January 12, 2001, with respect to the consolidated statements of operations, stockholders' equity and cash flows for the year ended September 30, 2000, which report appears in the September 30, 2001 annual report on Form 10-KSB of OnSpan Networking, Inc.



Greensboro, North Carolina
November 27, 2001


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